Exhibit 99.2

RioProp Ventures, LLC

Independent Accountants’ Report

Board of Managers

RioProp Ventures, LLC

San Antonio, Texas

We have audited the accompanying balance sheet of RioProp Ventures, LLC, as of December 31, 2011, and the related statements of income, members’ equity and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of RioProp Ventures, LLC, as of December 31, 2011, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ BKD, LLP

San Antonio, Texas

May 7, 2012

RioProp Ventures, LLC

Balance Sheet

December 31, 2011

Assets

Cash and cash equivalents	$547,745
Property tax notes receivable (net of deferred fees of $1,689,946 at December 31, 2011)	35,658,557
Equipment (net of accumulated depreciation of $11,774 at December 31, 2011)	67,238
Interest receivable	1,555,345
Prepaid and other assets	724,870
Receivable from Propel Financial Services, LLC	1,510,568
Receivable from other related parties	348,337

Total assets	$40,412,660

Liabilities and Members’ Equity

Liabilities
Long-term debt	$29,720,258
Accounts payable and accrued expenses	561,081
Payable to related parties	216,894

Total liabilities	30,498,233

Members’ Equity
Members’ contributed capital	30,000
Retained earnings	9,884,427

Total members’ equity	9,914,427

Total liabilities and members’ equity	$40,412,660

See Notes to Financial Statements

RioProp Ventures, LLC

Statement of Income

Year Ended December 31, 2011

Interest Income - Property Tax Notes Receivable	$6,602,197

Interest Expense - Long-term Debt	1,718,245

Net Interest Income	4,883,952

Provision for Losses on Property Tax Notes Receivable	—

Net Interest Income After Provision for Losses on Property Tax Notes Receivable	4,883,952

Noninterest Income
Fees and other income	1,322,863
Other	20,144

Total noninterest income	1,343,007

Noninterest Expense
Salaries and employee benefits	318,628
Advertising expense	403,117
Occupancy, equipment and data processing expense	172,883
Legal and professional fees	850,784
Administrative and servicing fee paid to Propel Financial Services, LLC	629,518
Postage and office supplies	42,363
Title, recording and notary fees	36,783
Other	132,652

Total noninterest expense	2,586,728

Net Income	$3,640,231

See Notes to Financial Statements

RioProp Ventures, LLC

Statement of Members’ Equity

Year Ended December 31, 2011

	Members’ Contributed Capital	Retained Earnings	Total
Balance, January 1, 2011	$30,000	$6,899,196	$6,929,196
Net income	—	3,640,231	3,640,231
Distributions to members	—	(655,000)	(655,000)

Balance, December 31, 2011	$30,000	$9,884,427	$9,914,427

See Notes to Financial Statements

RioProp Ventures, LLC

Statement of Cash Flows

Year Ended December 31, 2011

Operating Activities
Net income	$3,640,231
Items not requiring (providing) cash
Depreciation	8,306
Amortization of debt issuance costs	79,241
Gain on sale of property tax notes receivable	(12,350)
Changes in
Interest receivable	(368,590)
Prepaid and other assets	(490,893)
Accounts payable and accrued expenses	377,613
Receivable from Propel Financial Services, LLC	(263,755)
Payable to other related parties	216,894

Net cash provided by operating activities	3,186,697

Investing Activities
Net change in property tax notes receivable	(3,614,484)
Proceeds from the sale of property tax notes receivable	278,971
Purchase of premises and equipment	(67,513)

Net cash used in investing activities	(3,403,026)

Financing Activities
Net proceeds from long-term debt	1,147,684
Distributions to members	(655,000)

Net cash provided by financing activities	492,684

Increase in Cash and Cash Equivalents	276,355

Cash and Cash Equivalents, Beginning of Year	271,390

Cash and Cash Equivalents, End of Year	$547,745

Supplemental Disclosure of Cash Flow Information
Interest paid	$1,639,004

Real estate acquired in settlement of property tax notes receivable and transferred to related party	$268,099

See Notes to Financial Statements

RioProp Ventures, LLC

Notes to Financial Statements

December 31, 2011

Note 1: Nature of Operations and Summary of Significant Accounting Policies

Nature of Operations

RioProp Ventures, LLC (Company), is a company whose principal activity is originating and servicing property tax notes receivable. The Company is subject to competition from other tax lending institutions. The Company provides property tax solutions to customers primarily in the Rio Grande Valley area of Texas by paying real estate taxes on behalf of owners of real property in Texas in exchange for notes collateralized by tax liens on the property. The Company is subject to regulation by the Office of Consumer Credit Commissioner of the state of Texas and is subject to periodic examinations by this agency. The duration of the Company is perpetual.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all liquid investments with original maturities of three months or less to be cash equivalents. At December 31, 2011, the Company had no cash equivalents.

Pursuant to legislation enacted in 2010, the FDIC will fully insure all noninterest-bearing transaction accounts beginning December 31, 2010 through December 31, 2012, at all FDIC-insured institutions. At December 31, 2011, the Company’s cash accounts were all noninterest-bearing accounts and, therefore, were fully insured by the FDIC.

Property Tax Notes Receivable

Notes that management has the intent and ability to hold for the foreseeable future or until maturity or payoffs are reported at their outstanding principal balances adjusted for any charge-offs, the allowance for losses on property tax notes receivable, any deferred fees or costs on originated property tax notes receivable and unamortized premiums or discounts on purchased property tax notes receivable. Interest income is reported on the interest method and includes amortization of net deferred loan fees and costs over the loan term. Currently, the Company continues to accrue interest on all past due property tax notes receivable due to the notes being collateralized by tax liens that are in a priority position over most other liens on the properties and are in the process of collection. If there was doubt about the ultimate collection of the accrued interest on a specific note, the note would be placed on non-accrual and all accrued interest would be reversed at that time.

RioProp Ventures, LLC

Notes to Financial Statements

December 31, 2011

Allowance for Losses on Property Tax Notes Receivable

The allowance for losses on property tax notes receivable is evaluated on a regular basis by management and is based upon management’s periodic review of the collectability of the notes in light of historical experience, the nature and volume of the property tax notes receivable portfolio, adverse situations that may affect the borrower’s ability to repay, estimated value of any underlying collateral and prevailing economic conditions. To date, the Company has not experienced any losses on the property tax notes receivable in its portfolio. In addition, management believes, based on the fact that the tax liens that collateralize the notes are in a priority position over most other liens on the properties, that it will not experience losses on the ultimate collection of the property tax notes receivable in its portfolio. Therefore, no allowance has been provided for the property tax notes receivable in the portfolio as of December 31, 2011. This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available.

Equipment

Depreciable assets are stated at cost less accumulated depreciation. Depreciation is charged to expense using the straight-line method over the estimated useful lives of the assets.

Income Taxes

RioProp Ventures, LLC’s members have elected to have its income taxed as a partnership under provisions of the Internal Revenue Code (IRC) and a similar section of the Texas tax law. Therefore, taxable income or loss is reported to the members for inclusion in their respective tax returns, and no provision for federal income taxes is included in these statements. The Company is subject to state franchise taxes only. Currently, all of the prior tax returns filed by the Company are subject to federal and state examinations. Any changes in reported earnings or deductible losses will be passed through to the individual partners.

Advertising

The Company expenses advertising as incurred.

RioProp Ventures, LLC

Notes to Financial Statements

December 31, 2011

Note 2: Property Tax Notes Receivable

The Company’s portfolio of property tax notes receivable consists of notes collateralized by tax liens on residential and commercial properties in the state of Texas. The tax liens are in a priority position to most other liens on the properties, including those that existed at the time the tax lien was transferred from the respective county to the Company. The majority of the property tax notes receivable in the portfolio is secured by residential properties. Repayment of residential and commercial property tax notes receivable is generally dependent on the property owner. However, repayment may ultimately come through payments from other lienholders or foreclosure on the properties. Risk is mitigated by the fact that the Company has internal policies in place related to the amount it is willing to advance on a tax lien transfer as a percentage of the value of the property according to the respective county’s tax records. The Company will generally not originate a tax lien transfer if this percentage is in excess of 25% and, in most cases, this percentage is below 15%.

The Company evaluates the entire portfolio of property tax notes receivable collectively for impairment under ASC 450-20. The primary credit quality indicator the Company uses to evaluate its portfolio is the past due status of the property tax notes receivable. As discussed earlier, to date, the Company has not experienced any losses on the property tax notes receivable in its portfolio. In addition, management believes, based on the fact that the tax liens that collateralize the notes are in a priority position over most other liens on the properties, that it will not experience losses on the ultimate collection of the property tax notes receivable in its portfolio. Therefore, no allowance has been provided for the property tax notes receivable in the portfolio as of December 31, 2011.

The following table presents the Company’s aging analysis of the portfolio of property tax notes receivable as of December 31, 2011. These amounts do not include the related deferred origination fees.

	30-59 Days Past Due	60-89 Days Past Due	Greater Than 90 Days	Total Past Due	Current	Total Property Tax Notes Receivable
Property tax notes receivable	$3,209,703	$1,282,784	$8,549,153	$13,041,640	$24,306,863	$37,348,503

None of the property tax notes receivable in the Company’s portfolio of property tax notes receivable are on nonaccrual. Therefore, the entire amount of property tax notes receivable past due 90 days or more at December 31, 2011, were accruing interest.

RioProp Ventures, LLC

Notes to Financial Statements

December 31, 2011

Note 3: Long-term Debt

Long-term debt consisted of the following components:

Line of credit (A)	$29,720,258

(A)

Revolving line of credit with a total available borrowing limit of $105 million; bears interest at a rate equal to the one month LIBOR plus 2% at the time of an advance with a floor of 5%; interest is payable monthly and principal is due May 23, 2013; secured by the Company’s entire portfolio of property tax notes receivable and the property tax notes receivable of Propel Financial Services, LLC, as well as a guaranty of McCombs Family Partners, Ltd. At December 31, 2011, Propel had approximately $47,219,000 outstanding on the line in addition to the Company’s outstanding borrowings above. Therefore, approximately $28,061,000 was available on the line at December 31, 2011. The line of credit includes covenants that require the Company to maintain certain financial ratios.

The entire amount of the long-term debt outstanding at December 31, 2011, matures during the year ended December 31, 2013.

Note 4: Members’ Equity

The Company is a joint venture formed by Propel Financial Services, LLC (Propel) and Texas Tax Loans, LLC (Texas Tax). Both Propel and Texas Tax own a 50% interest in the Company and profits are divided based on each member’s respective ownership.

RioProp Ventures, LLC

Notes to Financial Statements

December 31, 2011

Note 5: Related Party Transactions

The Company is a related party to Propel. The president of the Company is one of the owners of Texas Tax and he and the Chief Executive Officer (CEO) of Propel are members of the board of managers of the Company. The Company utilizes some of the administrative resources of Propel in its day-to-day activities. Propel bills the Company for these services based on estimates of the costs of these services. The services, related costs and allocation methods for the year ended December 31, 2011, are described below.

During year ended December 31, 2011, the Company paid Propel administrative fees for executive, accounting and marketing services of $157,000. These fees are based upon an allocation of time spent by Propel staff related to services provided to the Company and is designed to represent the related cost to Propel.

The Company’s entire portfolio of property tax notes receivable are being serviced by Propel. The Company pays Propel a servicing fee based on the number of property tax notes receivable that are being serviced by Propel, and the fees charged to the Company are designed to approximate Propel’s cost to service the portfolio. During 2011, a total of $472,518 was charged to the Company by Propel for servicing.

During 2011, the Company foreclosed on real properties securing property tax notes receivable. The properties were recorded at the outstanding carrying amount of the notes receivable, which was determined to be less than the fair value of the real properties and subsequently transferred to RioProp Holdings, LLC, a company with the same ownership as the Company and no gain or loss was recorded. The total carrying value of the real properties transferred to the related party during 2011 was $268,099. At December 31, 2011, a receivable of $348,337 remains outstanding from RioProp Holdings, LLC and is recorded as receivable from other related parties.

The Company is a participant in a line of credit with Propel as discussed in Note 3. At December 31, 2011, the entire amount of the Company’s long-term debt is guaranteed by McCombs Family Partners, Ltd., which is the majority owner of Propel.

As of the year ended December 31, 2011, the Company has accrued a payable of $100,230 due to a law firm for services related to lien originations and collections. The CEO of Propel is the owner of the law firm.

During the year ended December 31, 2011, the Company paid $464,492 to a law firm for services related to the lien originations and collections. In addition, a payable for these services of $116,664 has been accrued as of December 31, 2011. The owners of the law firm have ownership in Texas Tax.

RioProp Ventures, LLC

Notes to Financial Statements

December 31, 2011

Note 6: Operating Leases

The Company leases office space under operating leases that expire over the next three years. Rental expense for these leases was $63,176 for the year ended December 31, 2011. Future minimum lease payments at December 31, 2011, were:

2012	$35,182
2013	25,800
2014	2,250

Total minimum lease payments	$63,232

Note 7: Significant Estimates and Concentrations

Accounting principles generally accepted in the United States of America require disclosure of certain significant estimates and current vulnerabilities due to certain concentrations. Estimates related to the allowance for losses on property tax notes receivable are reflected in Notes 1 and 2. Other significant estimates and concentrations include:

Texas Property Tax Code

Texas property tax code currently allows third-party providers to originate property tax notes receivable and purchase the tax lien from the taxing authority. The Company’s entire portfolio at December 31, 2011, is comprised of such property tax notes receivable. Legislation could change current property tax laws and prohibit the Company from originating new property tax notes receivable. This would significantly impact the Company’s current growth plans.

Note 8: Subsequent Events

Subsequent events have been evaluated through May 7, 2012, which is the date the financial statements were available to be issued.